EXHIBIT 23

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our reports on the consolidated financial statements of Interstate Energy Corporation included in this Interstate Energy Corporation Form 10-K into Interstate Energy Corporation's previously filed Registration Statements on Form S-8 (Nos. 333-41485 and 333-46735) and Form S-3 (No.
333-26627).








ARTHUR ANDERSEN LLP


Milwaukee, Wisconsin
March 29, 1999